UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2007

Zupintra Corporation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

00032559
(Commission File Number)	(IRS Employer Identification No.)

181 University Ave, Suite 210, Toronto ON	M5H 3M7
(Address of Principal Executive Offices)	(Zip Code)

416-815-1771

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 2, 2007 Zupintra Corporation, Inc. (formerly Phinder Technologies, Inc.) agreed to a letter of release amending the joint venture agreement with Network Technologies International, Inc. (NTI) that had been entered into on June 18, 2007.

The letter of release annuls and terminates the shareholders’ agreement that was entered into on June 18, 2007 and requires Zupintra Corporation to pay NTI $35,000 in shares of common stock as a penalty for not being in the position to fulfill the obligations as outlined in the shareholders’ agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

10.1 Letter of Release, dated September 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf for the undersigned hereunto duly authorized.

Zupintra Corporation, Inc.

Date: October 10, 2007	By:	/s/ John van Arem
John van Arem
Title Chief Executive Officer